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                                                                   Exhibit 10.23


$2,500,000                                                    September 27, 1999
                                                                Skokie, Illinois

                                PROMISSORY NOTE
                                ---------------
                                   ("Note")

     FOR VALUE RECEIVED, WILLIAM MALLOY (the "Executive"), promises to pay PEAPOD, INC., a Delaware corporation, or its order (the "Company") the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000). Payment shall be made in lawful money of the United States of America at 9933 Woods Drive, Skokie, Illinois 60077-1031, or such other address as the Company may designate in a written notice to the Executive. The unpaid principal shall bear interest the rate of eight percent (8%) per annum, compounded annually, until the Maturity Date (defined below) and shall bear interest the rate of twelve percent (12%) per annum, compounded annually, after the Maturity Date.

     Payments of principal and interest under this Note shall be made as follows:

          (a) Subject to the reductions set forth in this paragraph, the Executive promises to pay all principal and accrued interest on the first to occur (the "Maturity Date") of: (i) September 27, 2004 or (ii) the termination of the Executive's employment with the Company.

          (b) All principal and accrued interest shall be forgiven by the Company on September 27, 2004 if the Executive is employed by the Company on that date.

          (c) All principal and accrued interest shall be forgiven by the Company on the termination of the Executive's employment with the Company if the Executive's employment is terminated (1) by the Company without Cause, (2) by the Executive for Good Reason, (3) as a result of the Executive's death, (4) by the Company due to the Executive's absence from his duties with the Company on a full-time basis for at least one hundred eighty (180) consecutive days as a result of the Executive's incapacity due to physical or mental illness, or (5) at any time after a Change in Control. The terms "Cause", "Good Reason" and "Change in Control" shall have the meanings ascribed to those terms in the Severance Agreement between the Company and the Executive, dated September 27, 1999.

          (d) In the event of a termination of the Executive's employment with the Company prior to September 27, 2004, not described in subparagraph (c) above, one sixtieth (1/60) of the principal and accrued interest shall be forgiven by the Company for each full month between the date of this Note and the date of such termination.

     The Executive agrees to pay all of the Company's costs of collection, including reasonable attorneys' fees, incurred in collection of any sums due from the Executive to the Company.

     Every right, power and discretion granted herein to the Company shall extend and apply to and be for the benefit of any transferee, assignee or legal holder hereof, and no delay or omission by the Company or such transferee, assignee or legal holder in exercising any right or power
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hereunder shall impair such right or power or be construed to be a waiver of any default of the Executive hereunder.

     The Executive hereby waives presentment for payment, demand, notice of dishonor, protest, notice of protest and all other notices and demands in connection with the enforcement of the Company's rights hereunder. The Executive waives every defense, cause of action, counterclaim or setoff which the Executive may now have or hereafter may have to any action by the Company in enforcing this Note.

     This Note has been executed in, shall be governed by, and construed in accordance with, the laws of the State of Illinois. This Note shall be binding on the Executive, his successors, assigns and personal representatives.

     To induce the Company to enter into the transaction evidenced by this Note, the Executive irrevocably agrees that all actions arising directly or indirectly as a result or in consequence of this Note shall be instituted and litigated only in courts having its situs in the City of Chicago, Illinois, and hereby consents to the exclusive jurisdiction and venue of any state or federal Court located and having its situs in said city, and waives any objection based on forum nonconveniens, and hereby waives personal service of any and all process, and consents that all such service of process may be made by certified mail, return receipt requested, directed to him at the address indicated in the Company's records in the manner provided by applicable statute, law, rule of court or otherwise.


                                        /s/ William Malloy
                                    __________________________________
                                        William Malloy

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